UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): December 18, 2006



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 5.02 Departure of Directors or Certain Officers; Election of
          ________________________________________________________
          Directors; Appointment of Certain Officers; Compensatory
          ________________________________________________________
          Arrangements of Certain Officers.
          ________________________________

     On December 18, 2006, NIKE, Inc. (the "Company") amended and restated, effective January 1, 2005, the NIKE, Inc. Deferred Compensation Plan (the "Plan"). The amendments were intended primarily to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as well as guidance on Section 409A issued by the Internal Revenue Service. The amendments do not apply to amounts deferred prior to January 1, 2005 (including any earnings on such amounts under the Plan) that are vested as of December 31, 2004.

     The amendments change the Plan rules that permit Plan participants to elect to change their method of distribution of benefits under the Plan. Generally, benefits under the Plan may, at the election of the participant, be paid in a cash lump sum or quarterly installments over five, ten or fifteen years. Prior to the amendments, a Plan participant could elect to change his or her method of distribution of benefits by submitting the election at least one year prior to the participant's payment commencement date under the Plan. Pursuant to the amendments, there is now an additional requirement that the first payment made pursuant to the new distribution method selected cannot be made sooner than five years after the payment commencement date for the distribution method that the participant has elected to change. The amendments also change other rules relating to distributions and acceleration of benefits with respect to amounts deferred under the Plan, in order to comply with
Section 409A.

     The amendments change the rules regarding the timing of deferrals of long-term incentive payments. Prior to the amendments, in order to defer long-term incentive payments, a Plan participant was generally required to submit a deferral election no later than December 15 of the second calendar year preceding the calendar year in which the long-term incentive payment would otherwise be paid. Pursuant to the amendments, in order to defer long-term incentive payments, a Plan participant generally must submit a deferral election no later than November 30 of the calendar year preceding the calendar year in which the long-term incentive payment would otherwise be paid.

     The amendments also restrict the kind of bonuses and long-term incentive payments that may be deferred under the Plan, change the rules regarding the timing of deferrals of bonuses to comply with Section 409A, provide for transition rules as permitted by Section 409A and related guidance and include certain other changes made to comply with Section 409A and other technical changes.

     The foregoing summary of the amendments to the Plan is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.
          _________________________________

  (d)  Exhibits

       10.1   NIKE, Inc. Deferred Compensation Plan.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NIKE, INC.
                                  (Registrant)


Date:  December 18, 2006       By: /s/ Donald W. Blair
                                   ________________________________
                                       Donald W. Blair
                                       Chief Financial Officer